UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 29, 2004 (October 29, 2004)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	1-32213	20-0404134
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

33 Maiden Lane New York, NY		10038
(Address of principal executive office)		(Zip Code)

(212) 651-7700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2004, MortgageIT Holdings, Inc. entered into an at-will employment agreement with Glenn J. Mouridy, the newly appointed President and Chief Financial Officer of the Company.  The employment agreement is described fully in Item 5.02 below, and is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) & (c)

On October 29, 2004, MortgageIT Holdings announced the appointment of mortgage industry executive Glenn J. Mouridy to the positions of President and Chief Financial Officer, effective November 1, 2004.  Mr. Mouridy, 50, most recently served at Chase Home Finance (“CHF”), a business unit of JPMorgan Chase, as Executive Vice President – Operations and Risk Management from December 2000 until May 2003, and as its Chief Financial Officer from 1993 to December 2000.  Earlier in his career, Mr. Mouridy served in various CFO roles, and immediately prior to joining CHF was director of structured finance for Coopers & Lybrand LLP.  He previously worked as a CPA and an attorney.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Mr. Mouridy’s three-year employment agreement provides for an annual base salary of $400,000 and, for calendar year 2004, a pro rata bonus based on an annual bonus of $400,000.  For calendar years 2005 and 2006, Mr. Mouridy will receive a guaranteed bonus of $400,000 and will be eligible to receive an additional annual performance bonus up to $400,000, provided that the Company meets or exceeds its business objectives for the year, as articulated in its approved budget for that year (or a lesser or no bonus for lesser achievement of objectives).  For calendar year 2007 and for each calendar year thereafter, Mr. Mouridy will be eligible to receive a bonus of $800,000, provided that the Company meets or exceeds its business objectives for the year, as articulated in its approved budget for that year (or a lesser or no bonus for lesser achievement of objectives).  The agreement also provides for 100,000 shares of restricted stock to be granted on November 1, 2004, with one third of the shares to vest on each of the first, second and third anniversaries of the date of the grant.  Mr. Mouridy will be entitled to four weeks paid vacation, and the Company will pay or reimburse Mr. Mouridy for all reasonable expenses he incurs in connection with the business of the Company (e.g., professional dues).

In the event the Company terminates Mr. Mouridy’s employment without cause or Mr. Mouridy terminates his employment for good reason (i) during his first six months with the Company, he will receive a cash severance of $400,000; (ii) if Mr. Mouridy has been with the Company for more than six months but less than two years, he will receive a cash severance equal to $800,000; or (iii) if Mr. Mouridy has been employed by the Company for two years or more, he will receive a cash severance equal to the greater of (x) $800,000 or (y) the lesser of (A) two times the average of Mr. Mouridy’s total cash compensation (i.e., his base salary plus any bonus) received for the two fiscal years preceding the termination or (B) $1.6 million.  In the event such termination is upon or within a Change in Control (as defined in the agreement), or in contemplation thereof, Mr. Mouridy will receive the severance set forth in (iii)(y)(A) above notwithstanding his period of employment and without the limitation in (iii)(y)(B), and if prior to the end of two full fiscal years having been completed, based on the one fiscal year completed or if prior to that based on an annualization of compensation for the period employed.  In addition, for a period ending the earlier of one year following termination of employment and the date of Mr. Mouridy’s employment by another employer, subject to applicable laws, rules or regulations, the Company will maintain and provide, at the same cost to Mr. Mouridy as applied during his employment, Mr. Mouridy’s continued participation in all life insurance, disability, and health benefit plans in which he was participating immediately prior to termination.  Mr. Mouridy also will be entitled to receive the pro-rated portion of any performance bonus to which he would otherwise be entitled, and full vesting of the restricted stock granted to him in the agreement.  He will also receive base salary accrued through the date of termination, incurred but unreimbursed business expenses, accrued but unused vacation in accordance with Company policy, any bonus earned for any prior completed fiscal year, any amounts owed to him under any benefit, fringe or equity plans or program and any rights to indemnification and directors’ and officers’ liability insurance coverage (“Accrued Obligations”).  In the event Mr. Mouridy becomes entitled to payments that will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Internal Revenue Code, the payments will be reduced to one dollar less than the amount that would result in such payments being subject to the Excise Tax if after taking into account the Excise Tax and all U.S. federal, state and local income and payroll taxes upon the payments if the net amount retained by Mr. Mouridy would be greater in the event of such reduction in payment than if such reduction in payments did not occur.

In the event Mr. Mouridy’s termination as a result of death or mental or physical disability (i) during his first year of employment, Mr. Mouridy or his estate will receive $100,000 base salary, (ii) if he has been employed for more than one year, Mr. Mouridy or his estate will receive one-half of his annual base salary plus Accrued Obligations and a pro rata bonus based on actual results for the year of termination multiplied by a fraction, the numerator of which is the number of days during the fiscal year during which Mr. Mouridy was employed by the Company and the denominator of which is 365.

During his term of employment and for six months following Mr. Mouridy’s termination of employment as the result of his resignation without good reason or his termination for cause, Mr. Mouridy has agreed not to manage, operate or control any publicly traded mortgage real estate investment trust.

The Company has agreed to indemnify Mr. Mouridy, to the maximum extent permitted by law, for any action or inaction as an officer, director or fiduciary of the Company, any Affiliate (as defined in the agreement) or any benefit plan of either.  In addition, the Company has agreed to provide Mr. Mouridy with directors’ and officers’ liability insurance coverage to the greatest extent any other director or officer is covered, both during and after the term while liability exists

Unless otherwise terminated, the terms of the Employment Agreement will continue automatically on a yearly basis.  The foregoing description of Mr. Mouridy’s employment agreement is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In conjunction with Mouridy’s appointment, MortgageIT Holdings also named Donald Epstein to the position of Chief Financial Officer of MortgageIT, Inc., effective November 1, 2004.  Mr. Epstein has served as the top finance executive for MortgageIT’s lending operations since 2002 and has assisted the organization as Chief Financial Officer of the REIT parent company since its IPO on July 30, 2004.

* * * * *

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically; our ability to originate a portfolio of high quality prime adjustable-rate mortgage (“ARM”) and hybrid ARM loans; changes in interest rates and/or credit spreads, as well as the success of our hedging strategy in relation to such changes; the quality and size of the investment pipeline and the rate at which we can invest our cash; changes in the markets; legislative/regulatory changes; completion of pending investments; the availability and cost of capital for future investments; competition within the finance and real estate industries; and other risks detailed from time to time in our SEC reports. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this report. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement. We are under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

Item 9.01          Financial Statements and Exhibits.

(c) Exhibits.

10.1	Employment Agreement, dated October 29, 2004, by and between Glenn J. Mouridy and MortgageIT Holdings, Inc.

99.1	Press Release of MortgageIT Holdings, Inc., dated October 29, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.

	By:	/s/ JOHN R. CUTI
John R. Cuti Secretary

Date: October 29, 2004

MORTGAGEIT HOLDINGS, INC.

CURRENT REPORT ON FORM 8-K

Report Dated October 29, 2004 (October 29, 2004)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated October 29, 2004, by and between Glenn J. Mouridy and MortgageIT Holdings, Inc.

99.1	Press Release of MortgageIT Holdings, Inc., dated October 29, 2004.